UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 3, 2009

Quest Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26937	33-0231678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Polaris Way, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 754-8000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 3, 2009, Quest Software, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Mutual of Omaha Bank (the “Lender”) whereby the Company has borrowed from the Lender an aggregate principal amount of $34,000,000 (the “Loan”). In connection with the Loan Agreement, the Company and the Lender concurrently entered into a Promissory Note (the “Note”) secured by a senior, first priority Deed of Trust (the “Deed of Trust”) covering the Company’s real property at its headquarters in Aliso Viejo, California, as well as an Environmental Certification and Indemnity Agreement (the “Environmental Indemnity”). The Company intends to use the proceeds from the Loan for working capital and other general corporate purposes.

The Loan matures in five years, during which time the Company will make equal monthly principal and interest payments at a 7.03% interest rate on a fixed rate, 25-year amortization schedule. The Loan Agreement imposes certain covenants on the Company, including a covenant requiring the Company to maintain a Debt Service Coverage Ratio (as defined in the Loan Agreement) of at least 5.0 to 1.0. Events of default include, among other things, payment defaults, breaches of covenants and bankruptcy events. In the case of a continuing event of default, the Lender may accelerate the payment of all unpaid principal and interest amounts, increase the then-current interest rate by 5% and foreclose on the real estate collateral. The Note provides full recourse against the Company. The Company will incur fees for prepayment of the Loan within the first three years.

The foregoing description of the Loan is only a summary, does not purport to be complete, and is qualified in its entirety by the full text of the Loan Agreement, Note, Deed of Trust, and Environmental Agreement, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, hereto and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Loan and Security Agreement, dated as of August 3, 2009, between Quest Software, Inc. as Borrower and Mutual of Omaha Bank as Lender.

10.2	Secured Promissory Note, dated as of August 3, 2009, from Quest Software, Inc. as Maker to Mutual of Omaha Bank as Payee.

10.3	Deed of Trust, Security Agreement, Assignment of Rents and Leases, and Fixture Filing, dated as of August 3, 2009, by and among Quest Software, Inc. as Trustor, Mutual of Omaha Bank as Beneficiary, and Fidelity National Title Company as Trustee.

10.4	Environmental Certification and Indemnity Agreement, dated as of August 3, 2009, by Quest Software, Inc. as Obligor in favor of Mutual of Omaha Bank as Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST SOFTWARE, INC.

Date: August 7, 2009

	By:	/s/ David P. Cramer
David P. Cramer
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
10.1	Loan and Security Agreement, dated as of August 3, 2009, between Quest Software, Inc. as Borrower and Mutual of Omaha Bank as Lender.

10.2	Secured Promissory Note, dated as of August 3, 2009, from Quest Software, Inc. as Maker to Mutual of Omaha Bank as Payee.

10.3	Deed of Trust, Security Agreement, Assignment of Rents and Leases, and Fixture Filing, dated as of August 3, 2009, by and among Quest Software, Inc. as Trustor, Mutual of Omaha Bank as Beneficiary, and Fidelity National Title Company as Trustee.

10.4	Environmental Certification and Indemnity Agreement, dated as of August 3, 2009, by Quest Software, Inc. as Obligor in favor of Mutual of Omaha Bank as Lender.